UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
DAYBREAK OIL AND GAS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

May 28, 2008
Dear Shareholder:
     You are one of a small number of shareholders who recently received a mailing relating to the upcoming annual meeting of shareholders of Daybreak Oil and Gas, Inc. on June 26, 2008 that contained an incorrect Proxy Card. Due to an error, the Proxy Card you originally received did not include the names of the candidates nominated for election to the board of directors of Daybreak Oil and Gas, Inc. In an effort to correct this error we are enclosing the correct Proxy Card correcting the error. Please discard the prior Proxy Card that you may have received.
     If you have already returned the original Proxy Card, you must return the enclosed revised Proxy Card, using the enclosed reply envelope, to have your shares voted by proxy at the June 26, 2008 annual meeting. If you have not yet returned the original Proxy Card, please discard it and instead use the enclosed revised Proxy Card. Votes on the incorrect proxy card will be disregarded for all purposes.
     As always, as a shareholder of record you have the right to vote your shares by the direct attendance of the annual meeting as described in the original proxy materials.
     We apologize for any inconvenience this may have caused.
Sincerely,
/s/ Karol L. Adams
Karol L. Adams
Corporate Secretary